25,166,666.67 Shares

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                  Common Stock

                                Agency Agreement



David Lerner Associates, Inc.
477 Jericho Turnpike
Syosset, New York  11791

Dear Sirs:

     Apple  Residential  Income  Trust,   Inc.,  a  Virginia   corporation  (the
"Company"), is a corporation which intends to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended ( the "Code"). Apple Residential Advisors, Inc. (the "Advisor"), a Virginia corporation, serves as the advisor to the Company and Apple Realty Group, Inc.("Apple Realty"), a Virginia corporation, has been engaged to provide property acquisition and disposition services to the Company. Subject to the terms and conditions stated herein, the Company proposes to engage David Lerner Associates, Inc. as its managing dealer (the "Agent") to solicit offers to buy and obtain purchasers for shares of common stock, no par value, of the Company as offered by the Prospectus which is part of the Form
S-11 Registration Statement under the Securities Act of 1933 (File No. 333-10635) as filed with the Securities and Exchange Commission on August 22, 1996. The term "Shares" refers to the shares of common stock, no par value, of the Company registered pursuant to the Registration Statement referred to in the preceding sentence. This will confirm our agreement respecting your engagement as the exclusive agent to solicit offers to buy and obtain purchasers for the Shares on a "best efforts" basis.


         1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Agent that:


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



              (a) The  Company  has  filed  with  the  Securities  and  Exchange
Commission (the "Commission") a registration statement on Form S-11 (File No. 333-10635), and as a part thereof a preliminary prospectus, both as amended by such amendments thereto as may have been required to the date hereof, with respect to the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the registration statement, as amended at the time it becomes effective under the Act, and the prospectus filed as a part thereof or mailed for filing pursuant to Rule 424(b) of the Act are hereinafter called the "Registration Statement" and "Prospectus," respectively; except that (A) if the Company files a post-effective amendment to the registration statement, then the term "Registration Statement" shall refer to the registration statement as amended by such post-effective amendment thereto and the term "Prospectus" shall refer to the amended prospectus then on file with the Commission, and (B) if the prospectus, including any sticker supplement thereto not theretofore consolidated into a post-effective amendment, filed by the Company pursuant to either Rule 424(b) or (c) of the rules and regulations of the Commission under the Act (the "Regulations"), shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term
"Prospectus" shall refer to the prospectus, including any such sticker supplement, filed pursuant to either Rule 424(b) or (c), as the case may be, from and after the date on which it shall have been filed. The Company will not at any time after the Registration Statement initially becomes effective file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which you shall object in writing or which shall be disapproved by your counsel;

              (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Regulations, and did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you, and relating to you, expressly for use therein;

              (c) The Registration Statement and the Prospectus, when effective or filed with the Commission, as the case may be, conformed or will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you, and relating to you, expressly for use therein;

              (d) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement which have not been so filed;

              (e) Each of the Company, the Advisor and Apple Realty has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the respective company;

              (f) Each of the Company, the Advisor and Apple Realty possesses all material licenses, permits, authorizations, consents and orders required for the contemplated method of operation of its business as described in the Prospectus;

              (g) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus; there are no preemptive or other rights to subscribe for or to purchase any shares of capital stock of the Company; except as described in the Prospectus, there are no warrants or options to purchase any shares of capital stock of the Company;

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



and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of the capital stock of the Company;

              (h) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Prospectus;

              (i) The Company has the corporate power to enter into this Agreement, and the issue and sale of the Shares by the Company and the performance of such Agreement and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the distribution of the Shares by the Agent;

              (j) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by general principles of equity, and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable laws;

              (k) The Advisory Agreement has been or will be duly authorized, executed and delivered by the parties thereto and constitutes or will constitute a valid and binding agreement of the parties thereto enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by general principles of equity;

              (l)  Ernst  &  Young  LLP,   which  has  certified  the  financial
statements of the Company, constitutes an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

              (m) The financial statements of the Company, together with related notes, as set forth in the Registration Statement and the Prospectus, presently fairly the financial position of the Company at the indicated date;

              (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company, the Advisor nor Apple Realty has experienced any material adverse change or any development involving a prospective material adverse change in the general affairs, management, financial position, properties or results of operations of the Company, the Advisor or Apple Realty, otherwise than as set forth in the Prospectus; and neither the Company, the Advisor nor Apple Realty have entered into any material transactions other than as described in the Prospectus; and the capitalization, indebtedness, properties, material liabilities and business of the Company, the Advisor and Apple Realty conform to the descriptions thereof contained in the Prospectus;

              (o) There are no legal or governmental proceedings pending to which the Company, the Advisor or Apple Realty is a party or of which any property of the Company, the Advisor or Apple Realty is the subject, other than as set forth or contemplated in the Prospectus, which, individually or in the aggregate, would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company, the Advisor or Apple Realty and, to the best of their knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others;


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              (p) The Company is not and will not be an "investment company," or under the control of an investment company as defined in the Investment Company Act of 1940, as amended; and

              (q) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder. The contemplated method of operation of the Company's business as described in the Prospectus will allow the Company to satisfy the operational requirements for qualification as a real estate investment trust under such Sections and such rules and regulations.

         2.  Offering and Sale of Shares -- Closing Dates

              (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Agent is hereby appointed the selling agent of the Company during the term herein specified (the "Offering Period") for the purpose of finding subscribers for the Shares for the account and risk of the Company through a public offering. Your agency hereunder, which is subject to the conditions of Section 6 hereof, shall continue as long as Shares are being offered through the Commission filing 333-10635 and any amendments thereto. However, your agency may be terminated by the Company if you cease to be a member in good standing of the NASD or if you become subject to an order or other action of or by the Securities and Exchange Commission or other securities authority substantially restricting or impairing your ability to offer and sell the Shares under this Agreement, or if there is a material default by you under this Agreement which is not promptly cured. Subject to the performance by the Company of all of its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find subscribers for the Shares at the current public offering price (each subscriber being required to invest at least $5,000, or $2,000 in the case of a Qualified Plan, as defined in the Prospectus). You will arrange for the purchase price for Shares to be purchased by any subscriber to be deposited into an escrow account maintained pursuant to an Escrow Agreement among the Company, First Union National Bank of North Carolina, and you (the "Escrow Agreement"), and all payments of, from, or on account of, funds so received from subscribers shall be made in accordance with the provisions of the Escrow Agreement. The time for each issuance of and payment for Shares is herein referred to as a "Closing Date."

              (b) In the event the offering is commenced and subscriptions for at least $15 million in Shares shall not have been received and accepted by the date which is no later than one year after the date of the Prospectus (the "Minimum Offering Date"), all funds received from subscribers (if any) shall be returned in full, together with any interest earned thereon and without deduction by you of any selling commissions or other fees or expenses. This Agreement shall then terminate without obligation on the part of any party hereto, except as provided in Sections 4 and 7 hereof.

              (c) If by the Minimum Offering Date at least $15 million in Shares shall have been subscribed for, then you shall notify the Advisor of the aggregate number of Shares for which you have received subscriptions, and payment of the purchase price for the Shares for which you have found subscribers shall be made in accordance with the Escrow Agreement.

              (d) If less than all the Shares shall have been subscribed and paid for at the initial Closing Date (the "Initial Closing Date"), then, at periodic intervals to be mutually agreed upon by you and the Company during the Offering Period, there shall be subsequent closings for the payment to the Company of the purchase price of additional Shares sold by you ("Subsequent Closing Date(s)") as described in Section 2(e).

              (e) Following the sale, by the Minimum Offering Date, of at least $15 million in Shares and the issuance of such Shares, as subscriptions for Share purchases are deposited in the escrow account pursuant to the Escrow Agreement, the funds will be available to the Company for investment in properties and other Company purposes as the Company sees fit. Closing(s) will take place at such time(s), date(s) and place(s) as determined by the Company, with the concurrence of the Agent in accordance with the Escrow Agreement. Shares will be issued to subscribers and compensation will be paid to the Agent at each Closing Date.


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              (f) As compensation  for your services under this  Agreement,  you will be paid, on each Closing Date, a commission equal to 7.5% of the public offering price for each Share subscribed and paid for at each Closing Date which was sold by you or a Selected Dealer engaged by you. In addition, you will be paid, on each Closing Date, a non-accountable Marketing Expense Allowance equal to 2.5% of the public offering price for each Share subscribed and paid for on the applicable Closing Date which was sold by you or a Selected Dealer engaged by you.

              (g) Subscriptions for Shares may be solicited by certain dealers selected by you (the "Selected Dealers") and sales by Selected Dealers shall be made under a Selected Dealer Agreement in substantially the form attached as Exhibit A, which sets forth the terms and conditions, including compensation, of the other dealers participating. Each such Selected Dealer shall be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). Subscribers' checks are to be made payable to the escrow agent acting pursuant to the Escrow Agreement. Selected Dealers must transmit all such checks directly to the escrow agent by noon of the next business day after receipt.

              (h) Neither you, the Company, the Advisor, nor any Selected Dealer participating in the offering of the Shares shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchase of Shares; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.

         3.  Covenants of the Company

             The Company agrees that:

              (a) The Company will use its best efforts to cause the Registration Statement to become effective and will notify you immediately and confirm in writing (i) when the Registration Statement and any amendments thereto shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus, in order to make any material statement therein not misleading; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for such purpose; and the Company will make every reasonable effort to prevent the issuance by the Commission or any governmental agency pursuant to the securities laws of any jurisdiction of any stop order and, if such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment;

              (b) It will, promptly from time to time take such actions as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales of Shares therein in such jurisdictions for so long as may be necessary to complete the distribution of the Shares, provided that in connection therewith neither the Company, the Advisor nor Apple Realty shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (c) The Company will deliver to you, as soon as available, a copy of the Registration Statement as originally filed and each amendment thereto (including exhibits);

              (d) The Company will deliver promptly to you, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented), as you may reasonably request; and the Company consents to the use of the Prospectus and any amendments or supplements thereto by you and by any Selected Dealers for the purposes contemplated by the Act and this Agreement;

              (e) During the period when the Prospectus is required to be delivered under the Act, the Company will comply, so far as it is able and at the Company's expense, with all requirements imposed upon it by the Act, as now and as hereafter amended, so far as necessary to permit the continuation of sales of the Shares during such period in accordance with the provisions of this Agreement and of the Prospectus;

              (f) If any event relating to or affecting the Company or the Advisor shall occur as a result of which it is necessary, in the opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the Company will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to your counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. For the purposes of this subsection, the Company will furnish such information with respect to the Company and any Company properties as you may from time to time reasonably request;

              (g) The Company will furnish to its Shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), summary financial information of the Company for such quarter in reasonable detail;

              (h) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to securityholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

              (i) The Company, will not, at any time before or after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which you shall reasonably object in writing or which shall be reasonably disapproved by your counsel promptly after notice thereof; will deliver to you, from time to time, all supplemental sales materials (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the offering of Shares, prior to the use or delivery to third parties of such material, and it will not use or deliver any such material to which you shall object or which shall be disapproved by your counsel; and

              (j) Subsequent to the date of this Agreement and through each Closing Date, except as described, contemplated or permitted in the Registration Statement, the Company will not take any action (or refrain from taking any action) that will result in the Company incurring any material liability or obligation, direct or contingent, or enter into any material transaction not in the ordinary course of business, and there will not be any material change in the capital stock, long-term debt, notes payable or short-term borrowings of the Company or any issuance of options, warrants or rights to purchase capital stock of the Company, or any declaration or payment or commitment to pay or anticipated payment of any dividend or other distribution on the capital stock of the Company, except as contemplated in the Prospectus, which has resulted in or reasonably could be expected to result in a material adverse change in the business or financial position of the Company, taken as a whole.

         4. Expenses. The Company covenants and agrees with you that, except as otherwise agreed by you and the Company, the Company will pay the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to you and the Selected Dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Surveys, all sales material and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) the cost of preparing stock certificates, if any; (iv) the costs or expenses of any depositary, escrow agent, transfer agent or registrar; (v) all

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



travel, lodging and other expenses incurred by the Company for advertising, publicity and selling materials used in connection therewith; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that you will pay all of your own costs and expenses, including the fees of your counsel and any advertising expenses incurred by you in making offers and sales of the Shares. Also, notwithstanding the foregoing, we understand that you have agreed to pay the filing and examination fees of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the various states but the Company will reimburse you such amounts following the Initial Closing Date.

         5. Covenants of Agent. Insofar as the distribution of the offering is within your control and not the Company's, you agree that the distribution of the offering will comply with the terms of the Prospectus, the Act, the Securities Exchange Act of 1934 and the securities laws (including applicable suitability standards, if any) of all jurisdictions in which you offer the Shares or whose laws are applicable to your offering of the Shares, and all rules promulgated under such Acts and laws, and all applicable rules of the NASD. You agree to provide, from time to time as requested by the Company, written certificates of compliance by you with the terms of this Agreement.

         6. Conditions to Closing. Your obligations hereunder shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof, and each Closing Date, true and correct, and the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) If required by law, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 1(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

              (b) (i) The Company shall not have sustained since the date of the latest audited financial statement included in the Prospectus, any loss or interference with its business, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operation of the Company otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated by the Prospectus;

              (c) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State Authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration of a national emergency or war if the effect of any such event specified in this clause in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment makes it inadvisable to proceed with the sale of the Shares through you; and

              (d) If requested by you, the Company shall have furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Closing Date and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless you and each Selected Dealer against any losses, claims, damages or liabilities, joint or several, to which you and such Selected Dealer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto (including any sales literature furnished to you by any of them), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any misrepresentation or breach of warranty or any alleged misrepresentation or breach of warranty set forth in Section 1 of this Agreement, or arise out of or are based upon the failure of the Company to comply with Sections 1 or 3 of this Agreement; and will reimburse you and each Selected Dealer for any legal or other expenses reasonably incurred by you and such Selected Dealer in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by you or any Selected Dealer, relating to you or such Selected Dealer, expressly for use therein; and provided further that as to any Preliminary Prospectus, this agreement to indemnify and hold harmless shall not inure to the benefit of you or any Selected Dealer if such person failed to give or send a copy of the Prospectus, as the same may be amended or supplemented, to an investor within the time required by the Act and Regulations, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus or any supplement or amendment thereto.

              (b) You and each Selected Dealer will indemnify and hold harmless the Company, the Advisor and Apple Realty against any losses, claims, damages or liabilities to which the Company, the Advisor and Apple Realty may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of a failure by you or a Selected Dealer to comply with any covenants contained in Section 5 of or elsewhere in this Agreement or a Selected Dealer Agreement, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by you or such Selected Dealer relating to you or such Selected Dealer expressly for use therein; and will reimburse the Company, the Advisor or Apple Realty for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such action or claim.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation.

              (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you or a Selected Dealer on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Company, on the one hand and you or a Selected Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, and damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and you or a Selected Dealer on the other shall be deemed to be in the same proportion as the total proceeds from the offering received by the Company bear to the total compensation received by you or such Selected Dealer. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or you or a Selected Dealer on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you and any Selected Dealer within the meaning of the Act; and the obligations of you or any Selected Dealer under this Section 7 shall be in addition to any liability which you and the respective Selected Dealers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, the Advisor and Apple Realty (including any person who, with his consent, is named in the Registration Statement as proposed to become a director of the Company) and to each person, if any, who controls the Company, the Advisor or Apple Realty within the meaning of the Act.

         8. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and you, as set forth in this Agreement or made by you or on your behalf pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by you or on behalf of you or any controlling person of you, or the Company, Apple Realty or the Advisor, or any officer or director or controlling person of the Company, and shall survive each Closing Date.

         9. Effective Date of This Agreement. This Agreement shall become effective (the "Effective Date") upon the date of your acceptance hereof, as set forth below.

         10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to you shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service, to you in care of David Lerner Associates, Inc., at 477 Jericho Turnpike, Syosset, New York 11791, Attention: Daniel E. Chafetz., and if to the Company, the Advisor or Apple Realty shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service, to the address of the Company, the Advisor or Apple Realty, as the case may be, as set forth in the Registration Statement,
Attention: Glade M. Knight.

         11. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of you and the Company and to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company, the Advisor and, Apple Realty Apple Realty and each person who controls the Company, the Advisor, Apple Realty or you, and their respective heirs, executors, administrators, and successors under or by virtue of this agreement.

         12. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

         13. Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among you and the Company.

                                    Very truly yours,



                                    APPLE RESIDENTIAL INCOME TRUST, INC


                                    By: /s/ Glade M. Knight
                                       --------------------------------

                                    Title:   Chairman
                                          -----------------------------


Accepted as of the  22   day of   October,   1996.
                  ------       -------------



DAVID LERNER ASSOCIATES, INC., AS
MANAGING DEALER

       By:  /s/  D. Lerner
          ----------------------------------

       Title:    President
             -------------------------------

                                    Exhibit A

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                             Shares of Common Stock

                            SELECTED DEALER AGREEMENT
                            -------------------------


                                                        , 199
                                             -----------     --




Gentlemen:

         We have agreed to use our best efforts to sell up to 25,166,666.67 shares of common stock (the "Shares") in Apple Residential Income Trust, Inc., a Virginia corporation (the "Company"), as described in the enclosed prospectus (the "Prospectus"). The Shares are being offered by David Lerner Associates, Inc., as Sales Agent for the Company ("DLA"), pursuant to an agency agreement (the "Agency Agreement") among us and the Company. We have been advised by the Company that the registration statement relating to the Shares (and including the Prospectus) (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), has become effective with the Securities and Exchange Commission.

         We are hereby inviting you, subject to the other terms and conditions set forth below and in the Prospectus, to solicit subscriptions for the Shares. You confirm that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and that you are currently registered as a dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"). You hereby agree to comply with the provisions of Section 34 of Article III of the Rules of Fair Practice of the NASD. In addition, you hereby agree to comply with the provisions of Sections 8, 24, 25 and 36 of the Rules of Fair Practice of the NASD to the extent such sections are applicable to your activities in connection with this offering.

         1. You agree to offer the Shares at a purchase price of $9.00 per Share until the Minimum Offering of $15 million in Shares is achieved, and thereafter at a purchase price of $10.00 per Share. Upon the admission of subscribers to the Company, you shall be paid a commission equal to $___ (____%) per Share for each Share purchased by an Investor provided by you. Commissions will be payable to you only with respect to transactions that are lawful in the jurisdiction wherein they occur.

         2. Subscriptions may be taken by you from your customers in accordance with the procedures described in the Prospectus. Each subscription solicited by you shall be promptly forwarded by you, in accordance with the requirements of SEC Rule 15c2-4, together with a check payable to "First Union National Bank, Escrow Agent," for the full purchase price of the Shares subscribed for, to:
First Union Bank of North Carolina, Escrow Agent; Corporate Trust Department-Att: ___________________ 230 South Tryon Street, 8th Floor; Charlotte, NC 28288- 1179. Such forwarding shall take place by noon of the next business day after receipt by you from your customer of such subscription and payment. Notwithstanding the foregoing, any subscribers' checks not properly completed as described above shall be promptly returned to such subscribers not later than the next business day following receipt by you of such checks.

         With respect to each subscription solicited by you, you shall obtain and furnish to the Company in the case of United States residents, (i) the subscriber's name, address, taxpayer identification number, the number of Shares to be acquired by each subscriber, (ii) the certification as to non-foreign status as required by Temp. Treas. Reg. ss. 1.1445-2T(b), and (iii) Form W-9.

         All acceptable subscriptions solicited by you will be strictly subject to acceptance thereof by the Company, which has reserved the right to refuse to accept in whole or in part any subscription and related payment and to refuse to accept as a purchaser any person for any reason whatsoever. Subscriptions delivered to the Company will be accepted or rejected within 30 days of their receipt; provided, however that the Company may at any time reject in whole or in part any subscription in its sole and absolute discretion if the total offering for the Company is oversubscribed, or if the Company would be prohibited from accepting such subscription by any Blue Sky or other applicable securities law or regulation. If the Company rejects a subscription in whole or in part, it will arrange for First Union National Bank (the "Escrow Agent") to return to such subscriber within ____ days after rejection of the subscription by the Company, any payment made by him applicable to the portion of the subscription which has been rejected.

         3. Neither you nor any other person is authorized to give any information or make any representations in connection with the sale of any of the Shares other than those contained in the Prospectus or in the supplemental sales material authorized for use in connection with this offering, as described below. No dealer is authorized to act as agent for us when offering any of the Shares to the public or otherwise, it being understood that you and each other Selected Dealer are independent contractors with us. Nothing herein contained shall constitute you or any other Selected Dealer an association or partner with us.

         4. We understand that the Company will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. We also understand that the Company may provide you with certain supplemental sales literature for Shares in the Company. You agree that such material shall not be used in connection with the solicitation of subscribers for Shares unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future. You agree that neither you nor any person under your control will deliver or show to any prospective subscriber for Shares any supplementary sales material other than the Prospectus (including, inter alia, transmittal letters, underwriting memoranda, summary descriptions, graphics, supplemental exhibits, media advertising, charts, pictures, written scripts or outlines), except as supplied by the Company and described under the caption "SALES LITERATURE" in the Prospectus, or otherwise specifically described in written advice from the Company authorizing the type and manner of use. The delivery or showing of any such other supplementary sales materials to prospective subscribers is expressly prohibited except to the extent specified in such written advice.

         5. You agree that neither you nor any person under your control shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; provided, however, that this provision shall not prohibit the normal sales commission payable to any registered broker-dealer or other properly licensed person for selling Shares. In addition, you agree not to receive any rebates or give-ups or participate in any reciprocal business arrangements which would violate any restriction on the Company contained in the Prospectus.


         6. You represent that neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-laws of the
NASD), nor, to your knowledge, any related person (as defined by the NASD in its Interpretation with respect to Review of Corporate Financing) have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to such Interpretation.

         7. This Agreement shall terminate simultaneously with the termination of the Agency Agreement, but may be terminated by us prior thereto at any time by written or telegraphic notice. Upon termination, rights and obligations hereunder shall cease, except rights and obligations accrued or unsatisfied at the date of termination.

         8. You agree that in selling Shares of the Company you will comply with the applicable provisions of the

Act, the 1934 Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the laws of the jurisdictions in which the Shares are offered and sold and the applicable rules and regulations of the NASD. We shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the Act, the 1934 Act, or the rules and regulations thereunder.

         9. Upon application to us, we will inform you as to the states and other jurisdictions of the United States in which we believe the Shares have been qualified for the sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell the Shares in any jurisdiction. You covenant and agree that you will not effect sales in any jurisdiction where the Shares are not qualified or exempt from qualification. You further agree to provide us, promptly upon our request, with geographic distribution information, setting forth (a) the number of Shares sold, (b) the number of transactions done, (c) the jurisdictions where sold, and (d) the types of purchasers.

         10. You confirm that you are familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and that you have complied and will continue to comply therewith.

         11. Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless DLA and each Selected Dealer against any losses, claims, damages or liabilities, joint or several, to which they may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto (including any sales literature furnished to you by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any misrepresentation or breach of warranty or any alleged misrepresentation or breach of warranty set forth in
Section 1 of the Agency Agreement, or arise out of or are based upon the failure of the Company to comply with Sections 1 or 3 of the Agency Agreement; and will reimburse DLA and each Selected Dealer for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by DLA or any Selected Dealer, relating to them, expressly for use therein; and provided further that as to any Preliminary Prospectus, this agreement to indemnify and hold harmless shall not inure to the benefit of DLA or any Selected Dealer if such person failed to give or send a copy of the Prospectus, as the same may be amended or supplemented, to an investor within the time required by the Act and Regulations, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus or any supplement or amendment thereto.

             (b) DLA and each Selected Dealer will indemnify and hold harmless the Company, the Advisor and Apple Realty against any losses, claims, damages or liabilities to which the Company, the Advisor or Apple Realty may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of a failure by DLA or a Selected Dealer to comply with any covenants contained in Section 8 of or elsewhere in this Agreement, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by you or such Selected Dealer relating to you or such Selected Dealer expressly for use therein; and will reimburse the Company, the Advisor and Apple Realty for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such action or claim.

             (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the idemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

             (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and DLA or a Selected Dealer on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Company on the one hand and DLA or a Selected Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and DLA or a Selected Dealer on the other shall be deemed to be in the same proportion as the total proceeds from the offering received by the Company bear to the total compensation received by DLA or such Selected Dealer. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or DLA or a Selected Dealer on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and we agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls DLA and any Selected Dealer within the meaning of the Act; and the obligations of DLA or any Selected Dealer under this Section shall be in addition to any liability which DLA and the respective Selected Dealers may

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


otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, the Advisor and Apple Realty (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, the Advisor and Apple Realty within the meaning of the Act.


         12. This Agreement shall be subject to and interpreted consistently with the Agency Agreement. All representations, warranties, and covenants and agreements made by you herein shall inure to the benefit of David Lerner Associates, Inc. and the Company, the Advisor and Apple Realty.

         Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at your address as specified below.

         Please confirm your agreement hereby by signing and returning to us at 477 Jericho Turnpike Syosset, New York 11791, Attn: Daniel E. Chafetz, an original of this letter.

         Upon receipt thereof, this letter and such signed copy will evidence the agreement among us.

                                Very truly yours,

                                DAVID LERNER ASSOCIATES, INC.


                                By: _______________________________


                                Title:_____________________________



READ AND AGREED TO:

----------------------------


By:  _______________________

Title:  ____________________

Address: ___________________

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